Exhibit 10.2

EXECUTION VERSION

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

NUMBER W-1-7,000,000 WARRANTS

THIS WARRANT WILL BE VOID IF NOT EXERCISED OR AUTOMATICALLY EXERCISED PRIOR
TO OR ON THE EXPIRATION DATE (DEFINED BELOW)

T1 ENERGY INC.

WARRANT

Issuance Date: September 10, 2025

THIS WARRANT CERTIFIES THAT, for value received Stellar Hann Investment Ltd. (f/k/a Trinaway Investment Second Ltd.), a British Virgin Islands company (“Stellar Hann”), is the holder (the “Holder”) of a warrant or warrants (the “Warrant(s)”) and is entitled to purchase up to 7,000,000 fully paid and non-assessable shares of Common Stock, par value $0.01 per share (“Shares”), of T1 Energy Inc., a Delaware corporation (the “Company”) at a purchase price per Share (the “Warrant Price”) of $0.01. This Warrant is issued in connection with the termination of that certain securities purchase agreement between the Company and Stellar Hann, dated November 6, 2024 (the “PIPE Agreement”). The Warrant represented by this certificate is referred to herein as the “Warrant Certificate”.

1.	Term and Exercise of Warrants.

(a)	Subject to the terms and conditions set forth herein, this Warrant shall be fully vested and exercisable, in whole or in part, as of March 10, 2026, which is six (6) months from the Issuance Date and shall expire on September 10, 2030, which is the fifth-year anniversary of the Issuance Date (the “Expiration Date”).

(b)	Cash Exercise. The Warrant entitles the Holder to purchase Shares from the Company by delivering (i) the Notice of Exercise, a form of which is attached hereto as Annex A (the “Notice of Cash Exercise”) duly executed to the office of the Company, T1 Energy Inc., 1211 E 4th St., Austin, Texas 78702, compliance-officer@t1energy.com (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment of the Warrant Price (by cash or by check or bank draft payable to the order of the Company) whereupon the Holder shall be entitled to receive from the Company a stock certificate representing the number of Shares so purchased. In no event will the Company be required to net cash settle any warrant exercise.

(c)	Cashless Exercise. Subject to Section 2(e), the Holder shall have the right, in lieu of paying the Warrant Price in cash as provided in Section 1(b), to surrender a number of Warrants having a Fair Market Value equal to the aggregate Warrant Price (a “Cashless Exercise”) and receive the Shares by delivering the Notice of Exercise, a form of which is attached hereto as Annex B (the “Notice of Cashless Exercise” and together with the Notice of Cash Exercise, the “Notice of Exercise”) duly executed to the office of the Company, T1 Energy Inc., 1211 E 4th St., Austin, Texas 78702, compliance-officer@t1energy.com (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company).

“Fair Market Value” shall mean, as of any particular date of determination, (i) if the Shares are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the average closing price or last sale price of the Shares reported for the five (5) business days prior to the applicable date of determination (or, if the Shares have not been actively trading during the five (5) business days prior to the applicable date of determination, the last sale price of the Shares for the business day immediately prior to the applicable date of determination) and (ii) if the Shares are not traded or quoted on a Trading Market, the Board of Directors of the Company (the “Board”) shall determine the fair market value of a Share in its reasonable, good faith judgment, subject to the Holder’s right to dispute such determination as provided in Section 1(d) below.

In the event of such a Cashless Exercise, the number of Shares to be issued to the Holder shall be determined as follows:

X = Y(A - B)/A

X = the number of Shares to be issued to the Holder
Y = the number of Shares with respect to which this Warrant is being exercised
A = the Fair Market Value of one (1) Share
B = the Warrant Price

(d)	In the case of any dispute as to the determination of Fair Market Value, any closing price or sales price of the Shares, the arithmetic calculation of the Warrant Price or the number of Shares for which this Warrant is exercisable, or any other computation required to be made hereunder, if the Holder and the Company are unable to settle such dispute within five (5) business days (or such longer period as the parties may agree) upon the Holder’s delivery of the Notice of Cashless Exercise, then either party may elect to submit the disputed matter(s) for resolution by an independent accountant, appraiser or investment bank with relevant experience mutually acceptable to the Company and the Holder. Such independent party’s determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error, and the Company and the Holder shall each pay one half of the fees and expenses of the independent party.

(e)	If, upon the Expiration Date, the Fair Market Value of one (1) Share (or other security issuable upon the exercise hereof) is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed to be exercised on a Cashless Exercise basis as of the Expiration Date as to all the Shares for which it shall not previously have been exercised, and the Company shall, within ten (10) business days following the Expiration Date, deliver a certificate representing the Shares issued upon such exercise to the Holder (and if the Company’s shares are uncertificated, the Company shall deliver reasonably satisfactory evidence to the Holder signifying the valid issuance of such uncertificated shares).

2.	Issuance of Shares; No Fractional Shares.

(a)	Within three (3) business days after the exercise of this Warrant and the clearance of the funds in payment of the applicable Warrant Price (if applicable) (the “Delivery Deadline”), the Company, at its expense, shall issue to the Holder of such Warrant a certificate or certificates, or book entry position, for the number of Shares to which he, she or it is entitled, registered in such name or names as may be directed by it. Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, the Company shall issue to the Holder a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

(b)	If, at the time of exercise, the Company has a transfer agent (the “Transfer Agent”), then upon the exercise of this Warrant in whole or in part, the Company shall, at its expense, take all necessary action, including (if necessary) obtaining and delivering an opinion from its counsel, to ensure that the Transfer Agent shall issue Shares in the name of the Holder (or its nominee) or such other persons as designated by the Holder and in such denominations to be specified in the applicable Notice of Exercise. The Company represents and warrants that if the conditions set forth in Section 6 below are met, the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares and that no instructions other than the foregoing instructions will be given to the Transfer Agent.

(c)	If the Transfer Agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder and in lieu of delivering physical certificates representing Shares to be delivered under or in connection with this Warrant Certificate, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit the Shares to the Holder by crediting the account of the Holder’s prime broker with the Depositary Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(d)	If the Company fails to transmit, or cause the Transfer Agent to transmit, to the Holder the Shares by the Delivery Deadline, then the Holder will have the right to rescind such Warrant exercise, without limiting the obligations of the Company under Section 2(a).

(e)	No fraction of a Share will be issued upon any exercise of a Warrant. If the Holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, issue or cause to be issued only the largest whole number of Shares issuable on such exercise (and such fraction of a Share will be disregarded).

(f)	For purposes of Rule 144, it is acknowledged and agreed that (i) the Shares issuable upon any exercise of this Warrant in any Cashless Exercise transaction shall be deemed to have been acquired on the Issuance Date, and (ii) the holding period for any of the Shares issuable upon the exercise of this Warrant in any Cashless Exercise transaction shall be deemed to have commenced on the Issuance Date.

3.	Exchange and Registry of Warrant.

(a)	Warrant Certificates, when surrendered at the office of the Company by the Holder in person or by attorney duly authorized in writing, may be exchanged without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

(b)	Upon due presentment for registration of transfer of the Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, without charge except for any applicable tax or other governmental charge.

(c)	The Company shall keep and properly maintain at its principal executive offices a register for the registration of this Warrant and any transfers thereof. The Company may deem and treat the person in whose name this Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant effected in accordance with the provisions of this Warrant.

4.	Registration Rights.

(a)	As soon as practicable following the Issuance Date but no later than ninety (90) calendar days after the Issuance Date, the Company shall submit to or file with the SEC a registration statement registering the resale of this Warrant and the Shares (the “Registrable Securities”) on any form of registration statement (a “Registration Statement”) as is then available to effect a registration for resale of such Registrable Securities, which may be on Form S-3, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holder(s) (or a bona fide pledgee thereof) of all of the Registrable Securities held by the Holder (or bona fide pledgee thereof) (the “Initial Registration Statement”). The Holder shall not be named as an underwriter on any Registration Statement, provided, that if the SEC requires that the Holder be identified as a statutory underwriter in a Registration Statement, the Holder will have the option, in its sole and absolute discretion, to either (i) withdraw from the Registration Statement, it being understood that such withdrawal shall not relieve the Company of its obligation to register for resale such Holder’s Registrable Securities at a later date or (ii) be included as such in the Registration Statement. In the event that a Holder elects to include its Registrable Securities on a Registration Statement in accordance with the foregoing clause (ii), the Company shall provide such Holder with a draft of such Registration Statement (and any amendments or supplements thereto) as soon as reasonably practicable, and any disclosures contained therein relating to such Holder shall be subject to the approval of such Holder (which approval shall not be unreasonably withheld or delayed). Such Registrable Securities will cease to become Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and all Registrable Securities held by the Holder shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the Holder; (B) such securities shall have ceased to be outstanding; (C) such securities may be sold without restriction on volume or manner of sale in any three-month period pursuant to Rule 144 or any successor rule promulgated under the Securities Act; and (D) all Registrable Securities held by the Holder have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

(b)	The Company shall use commercially reasonable efforts to have the Initial Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day following the filing date thereof if the SEC notifies the Company that it will “review” the Registration Statement and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company shall notify the Holders as promptly as practicable after the Registration Statement is declared effective and shall simultaneously or prior thereto file with the SEC pursuant to Rule 424(b) promulgated under the Securities Act, and provide the Holders with copies of, any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby (each, a “Prospectus”). The Registration Statement shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holders.

(c)	The Company shall maintain the Initial Registration Statement and any subsequent Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep the Initial Registration Statement and any subsequent Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(d)	In furtherance of the foregoing, the Company shall:

i.	provide copies to, and permit the Holder to review, the Registration Statement and all amendments and supplements thereto not less than five (5) business days prior to the filing of the Registration Statement and not less than one (1) business day prior to the filing of any related Prospectus or any amendment or supplement thereto (except any amendment or supplement in relation to annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any similar or successor reports) and provide the Holder a reasonable opportunity to comment thereon, and the Company shall consider such comments in good faith before filing any Registration Statement or amendment or supplement thereto;

ii.	use commercially reasonable efforts to (x) prevent the issuance of any stop order or other suspension of effectiveness and (y) if such order is issued, obtain the withdrawal of any such order as soon as practicable;

iii.	prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Holder and its counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions upon notice and as requested by the Holder and do any and all other commercially reasonable acts or things necessary or advisable as requested by the Holder to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision; (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this provision; or (iii) file a general consent to service of process in any such jurisdiction;

iv.	use its commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each national securities exchange or other market on which similar securities issued by the Company are then listed;

v.	provide a transfer agent or warrant agent, if any, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

vi.	promptly notify the Holder at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes a untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading (a “Misstatement”), which the Holder will maintain in confidence, and (i) promptly prepare, file with the SEC and furnish to the Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include such Misstatement or (ii) suspend the filing, initial effectiveness or continued use of any Registration Statement;

vii.	use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act; and

viii.	otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holder, consistent with the terms of this Warrant, in connection with such registration.

(e)	If the Initial Registration Statement ceases to be effective under Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use commercially reasonable efforts to as promptly as is reasonably practicable to cause such Initial Registration Statement to again become effective under the Securities Act or file a subsequent Registration Statement registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing) pursuant to any method or combination of methods legally available to the Company.

(f)	For not more than ninety (90) consecutive days or for a total of not more than one-hundred twenty (120) days, in each case, in any twelve (12) month period, the Company may suspend the filing, initial effectiveness or continued use of any Registration Statement in respect of any registration contemplated by this Section 4 in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; (B) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include any misstatement; or (C) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control (each, an “Allowed Delay”); provided that the Company shall promptly (1) notify the Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Holder) disclose to such Holder any material non-public information giving rise to an Allowed Delay, (2) advise the Holder in writing to cease all sales under such Registration Statement until the end of the Allowed Delay (but not, for the avoidance of doubt, any sale pursuant to Rule 144 or other applicable exemption under the Securities Act) and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as reasonably practicable.

(g)	The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the fees and expenses of the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(h)	The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, the Holder whose Registrable Securities are or were covered by a Registration Statement or Prospectus, the directors, officers, partners, members, managers, shareholders, agents and employees of each of them, each person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, partners, members, managers, shareholders, agents and employees of each such controlling person, each underwriter, if any, and each person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any Misstatement contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like or free writing prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such registration, qualification, or compliance, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 4(h)) will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any Misstatement by such Covered Person related to such Covered Person or its Affiliates (other than the Company or any of its subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, free writing prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 4(h) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld), provided that notwithstanding the foregoing, the indemnity agreement contained in this Section 4(h) shall apply to amounts paid in settlement of any Loss or action even if such settlement is effected without the consent of the Company if the Company does not timely reply to a request for its consent. For the avoidance of doubt, a person (and its officers, directors, partners, members, managers, shareholders, agents, employees and control persons as described above) that ceases to be a Holder will be entitled to indemnification in connection with Losses incurred as described above in such person’s capacity as a Holder. For the purposes of this Warrant, “Affiliate” means any person that directly or indirectly through one of more intermediaries Controls, is Controlled by or is under common Control with, such first person and “Control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled” and “under common Control with” have correlative meanings.

(i)	Subject to Section 4(h), the Holder shall indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders, the Company, its directors and officers and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses arising out of or based on any Misstatement in any such Registration Statement, Prospectus, free writing prospectus, offering circular, or other document, and will (without limitation of the portions of this Section 4(i)) reimburse the Company, such directors, officers and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, provided that the Holder will not be liable in any such case for such untrue statements or omissions made in such Registration Statement, Prospectus, free writing prospectus, offering circular, or other document in reliance upon and in conformity with written information not furnished to the Company by such Holder that is contained Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement, Prospectus, offering circular or other document containing such untrue statement (or alleged untrue statement) or omission (or alleged omission) (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities). As a condition to including Registrable Securities in any Registration Statement filed in accordance herewith, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

5.	Transferability; Compliance with Securities Laws.

(a)	This Warrant may not be transferred or assigned in whole or in part.

(b)	The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares issuable upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state or foreign securities laws. Upon exercise of this Warrant, the Holder shall, if reasonably requested by the Company and if required by applicable law or regulation, confirm in writing, in a form satisfactory to the Company, that the Shares so purchased are being acquired solely for Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(c)	The Shares have not been registered under the Securities Act, and this Warrant may not be exercised except by Stellar Hann. Each certificate representing Shares issued on exercise of this Warrant shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any other legend required under applicable securities laws):

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

THE SHARES OF COMMON STOCK EVIDENCED HEREBY REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A PENNY WARRANT, DATED AS OF SEPTEMBER 10, 2025, BY AND BETWEEN T1 ENERGY INC. AND STELLAR HANN INVESTMENT LTD. (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF T1 ENERGY INC.).

6.	Removal of Restrictive Legends. The Holder further understands that the legends referenced above shall be removed, and the Company shall issue, pursuant to instructions provided by the Company to the Transfer Agent, a certificate or book-entry statement without such legend to the Holder of the applicable Securities upon which it is stamped or issue to such Holder by electronic delivery at the applicable balance account at the DTC, only if (i) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company) or other available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, (ii) such Shares are eligible for sale under Rule 144, or (iii) such Shares are registered for resale under the Securities Act.

7.	Payment of Taxes. The Company shall be responsible for any liability with respect to any transfer, stamp or similar non-income taxes that may be payable in connection with the execution, delivery and performance of this Warrant, including any such taxes with respect to the issuance of the Warrant and the Shares.

8.	Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a)	Due Organization. The Company and each Subsidiary (as defined below) of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and the Company and each Subsidiary of the Company has all requisite corporate or other organizational power and authority to carry on its businesses as now being conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the conduct of its business requires such qualification, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Warrant, “Material Adverse Effect” means any material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) the ability of the Company to perform its obligations under this Warrant. For purposes of this Warrant, “Subsidiary” means any entity in which the Company, directly or indirectly, owns any of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Warrant or at any time hereafter, whether directly or through any other Subsidiary.

(b)	Authorization; Binding Obligation.

i.	The Company has all requisite corporate power and authority to enter into this Warrant in connection with the transactions contemplated hereby, and to issue and deliver the Warrant in accordance with the terms hereof. The execution and delivery by the Company of this Warrant and the consummation of the issuance and delivery of the Warrant and the Company’s obligations hereunder have been duly authorized by all necessary corporate or similar organizational and other action on the part of the Company.

ii.	This Warrant has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general.

iii.	No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its respective properties or assets is required for the issue and sale of the Warrant, the execution, delivery and performance by the Company of this Warrant, the consummation of the transactions contemplated hereby, except for the filing of any requisite notices and/or application(s) to the New York Stock Exchange for the issuance and sale of the Warrant and the Shares and the listing of the Warrant and the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby.

(c)	No Conflicts. The execution and delivery by the Company of this Warrant, and the consummation of the contemplated transactions herein, will not result in or give rise to any conflict in (i) any provision of the organizational documents of the Company, as amended (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)	Valid Issuance. This Warrant, and all the Shares which may be issued upon the exercise of this Warrant, are or will be duly authorized, validly issued, fully paid and non-assessable, and are free of all Liens and restrictions on transfer, other than restrictions on transfer under (a) this Warrant, the Company’s certificate of incorporation, as may be amended, or amended and restated, from time to time and (b) applicable securities laws. Based in part upon the acknowledgments and covenants of the Holder in this Warrant, the Warrant and the Shares issuable upon exercise of this Warrant will be issued in compliance with all applicable federal and state securities laws. For the purposes of this Warrant, “Lien” means any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any kind or character whatsoever.

(e)	Company Capital Structure. The only authorized shares of capital stock of the Company as of the date hereof, are (a) 355,000,000 shares of Common Stock, of which 168,459,745 shares of Common Stock are issued and outstanding as of the date of this Warrant, and (b) 10,000,000 shares of Preferred Stock, of which 5,000,000 shares are outstanding as of the date of this Warrant.

9.	Share Distributions, Splits, Etc.

(a)	If, prior to the Expiration Date, the Company shall subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock or declare and pay a distribution on the shares of Common Stock payable in additional shares of Common Stock, the Warrant Price, as then in effect, shall be proportionately reduced, and the Company shall proportionately increase the number of Shares then issuable upon exercise under this Warrant (and not previously exercised).

(b)	If, prior to the Expiration Date, the Company shall consolidate or reclassify its outstanding shares of Common Stock into a lesser number of shares of Common Stock, the Warrant Price, as then in effect, shall be proportionately increased, and the Company shall proportionately reduce the number of Shares then issuable upon exercise under this Warrant (and not previously exercised).

(c)	At the time of any such subdivision, reclassification, consolidation or distribution described in (a) and (b) of this Section 9, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 9.

(d)	If the Company shall make any distribution or take any of the other actions set forth in this Section 9, the Company shall cause to be delivered to the Holder, prior to the taking of such action, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such distribution, or (y) such reclassification, reorganization, consolidation, or subdivision is to take place and the date, if any is to be fixed, as of which the holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the taking of such action.

10.	No Rights as a Stockholder; No Liability. Except as specifically set forth herein, this Warrant, by itself, does not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase the Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

11.	Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

12.	Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. No failure or delay on the part of a party in either exercising or enforcing any right under this Warrant shall operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right shall preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right shall be deemed a waiver of any other right.

13.	Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered through email, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

14.	Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

15.	Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors of the Holder. The provisions of this Warrant are intended to be for the benefit of the Holder from time to time of this Warrant and shall be enforceable by the Holder or any holder of the Shares.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated: September 10, 2025

T1 ENERGY INC.

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Chief Executive Officer and Chairman of the Board of Directors

[Signature Page to Penny Warrant]

Accepted and Acknowledged by:

STELLAR HANN INVESTMENT LTD.

By:	/s/ Chunyan Wu
	Name:	Chunyan Wu
	Title:	Authorized Signatory

[Signature Page to Penny Warrant]

ANNEX A

NOTICE OF EXERCISE

To Be Executed by the Holder in Order to Exercise Warrants

The undersigned Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the Shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below:

Dated: _________________

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

(EMAIL ADDRESS)

ANNEX B

NOTICE OF EXERCISE

To Be Executed by the Holder in Order to Exercise Warrants

The undersigned Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the Shares issuable upon the exercise of such Warrants, using the Cashless Exercise method, resulting in the issuance of ______ Shares to the undersigned.

The undersigned has calculated the number of Shares to be issued to it in accordance with the following formula set forth in Section 1(d) of the Warrant:

X = Y(A - B)/A

X = the number of Shares to be issued to the Holder
Y = the number of Shares with respect to which this Warrant is being exercised
A = the Fair Market Value of one (1) Share
B = the Warrant Price

Where the Fair Market Value of one (1) Share is $[__], being the [average closing price or last sale price of the Shares reported for the five (5) business days prior to the applicable date of determination][last sale price of the Shares for the business day immediately prior to the applicable date of determination]

The undersigned requests that Certificates for such shares shall be issued in the name of

[WARRANT HOLDER]

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.
Dated: _________________

[WARRANT HOLDER]

By:
Name:
Title:

(ADDRESS AND EMAIL)

(TAX IDENTIFICATION NUMBER)